SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 01:30 PM 04/10/1996
                                                          960103592 - 2612328

                          CERTIFICATE OF INCORPORATION

                                       OF

                        Silvestri Acquisition Corporation

      FIRST: The name of the corporation is Silvestri Acquisition Corporation.

      SECOND: The registered office of the corporation in the State of Delaware is located at 1013 Centre Road, Wilmington, New Castle County, Delaware 19805. The registered agent of the corporation at that address is The Prentice-Hall Corporation System, Inc.

      THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

      FOURTH: The corporation shall have authority to issue One Thousand (1,000) shares of common stock, having a par value of One Dollar ($1.00)

      FIFTH: The corporation shall indemnify directors and officers of the corporation to the fullest extent permitted by law.

      SIXTH: The directors of the corporation shall incur no personal liability to the corporation or its stockholders for


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monetary damages for any breach of fiduciary duty as a director; provided, however, that the directors of the corporation shall continue to be subject to liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the directors derived an improper personal benefit.

      SEVENTH: The business and affairs of the corporation shall be managed by or under the direction of the board of directors, the number of members of which shall be set forth in the bylaws of the corporation. The directors need not be elected by ballot unless required by the bylaws of the corporation.

      EIGHTH: The directors of the Corporation shall have the power to make and to alter or amend the By-Laws; to fix the amount to be reserved as working capital; and to authorize and cause to be executed, mortgages and liens, without limit as to the amount, upon the property and franchise of the Corporation.

      The By-Laws shall determine whether and to what extent the accounts and books of the Corporation, or any at them, shall be


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open to the inspection of the stockholders. No stockholder shall have any right of inspecting any account, or book, or document of the Corporation, except as conferred by the law or the By-Laws of the Corporation, or by resolution of the stockholders.

      The stockholders and directors shall have the power to hold meetings and keep the books, documents and papers of the Corporation outside the State of Delaware, at such places as may be from time to time designated by the By-Laws of the Corporation or by resolution of the stockholders or directors, except as otherwise required by the laws of the State of Delaware.

      NINTH: The corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner now or hereinafter prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

      TENTH: The name and address of the incorporator is Donna Juhrden, c/o Duane1 Morris & Heckscher, 314 S. State Street, Dover, DE 19901.

      ELEVENTH: The powers of the incorporator shall terminate upon the election of directors.


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      I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware do make, file and record this Certificate of Incorporation, do certify that the facts herein stated are true, and, accordingly, have hereunto set my hand and seal this 10th day of April, 1996.


                                                       /s/ Donna Juhrden (SEAL)
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